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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 8, 1998 relating to the financial statements which appears in Advanced Digital Information Corporation's Annual Report on Form 10-K as amended by Form 10K/A filed with the SEC on September 14, 1999 for the year ended October 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                           PricewaterhouseCoopers LLP

Seattle, Washington
October 29, 1999